UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 22, 2013

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Riverneck Road, Chelmsford, Massachusetts 01824
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Class I Directors
At the Annual Meeting of Shareholders held on October 22, 2013 (the “Annual Meeting”), Messrs. James K. Bass and Michael A. Daniels were re-elected as Class I Directors for a three-year term ending in 2016. As previously announced in the Company’s proxy statement for the Annual Meeting, Lee C. Steele retired from the Board of Directors effective upon the Annual Meeting.
Executive Bonus Plan
At the Annual Meeting, shareholders approved the Company’s Executive Bonus Plan - Corporate Financial Performance, a performance-based cash incentive plan for executives designed to achieve the Company’s goals of increasing shareholder value and receiving a federal income tax deduction for compensation paid under the plan. A summary of the material terms and conditions of the plan is set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on August 30, 2013 (the “Proxy Statement”), under the caption “Proposal 2: Approval of Executive Bonus Plan - Corporate Financial Performance.” Such description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Executive Bonus Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Clawback Policy
At the Board of Directors meeting on October 22, 2013 following the Annual Meeting, the Board adopted a clawback policy. The Company’s clawback policy is as follows:
The Board shall, in all appropriate circumstances, require reimbursement of any annual incentive payment or long-term incentive payment to an executive officer where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the Securities and Exchange Commission; (2) the Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive's incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results. For purposes of this policy, the term "executive officer" means any officer who has been designated an executive officer by the Board. The Company will not seek to recover or recoup incentive payments made more than 24 months prior to the date the applicable restatement is disclosed.
Item 5.07     Submission of Matters to a Vote of Security Holders.
On October 22, 2013, the Company held its Annual Meeting. The final voting results for the Annual Meeting are as follows:

1.	Election of Class I Directors:

Mr. James K. Bass

For:	28,309,421
Withheld:	596,110
Broker Non-Votes:	2,145,792

Mr. Michael A. Daniels

For:	27,692,806
Withheld:	1,212,725
Broker Non-Votes:	2,145,792

2.	Approval of Executive Bonus Plan - Corporate Financial Performance:

For:	28,527,726
Against:	217,410
Abstain:	160,395
Broker Non-Votes:	2,145,792

3.	Advisory vote to approve the compensation of the Company’s named executive officers for fiscal year 2013:

For:	16,098,103
Against:	12,493,889
Abstain:	313,539
Broker Non-Votes:	2,145,792

4.	Ratification of KPMG LLP as independent registered public accounting firm for the fiscal year ending June 30, 2014:

For:	30,887,885
Against:	144,033
Abstain:	19,405
Broker Non-Votes:	—
Item 8.01     Other Events.
The Company’s Board of Directors held a meeting at which it elected Vincent Vitto as Chairman of the Board and determined the composition of the Board committees for the upcoming year. The committees of the Board will be constituted as follows:
Audit Committee: William K. O’Brien (Chairman), James K. Bass, and Vincent Vitto
Compensation Committee: Michael A. Daniels (Chairman), George W. Chamillard, and George K. Muellner
Nominating and Governance Committee: Vincent Vitto (Chairman), Michael A. Daniels, and William K. O’Brien
Ad Hoc M&A Review Committee: George K. Muellner (Chairman), Michael A. Daniels, William K. O’Brien, and James K. Bass (Alternate)
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Mercury Systems, Inc. Executive Bonus Plan - Corporate Financial Performance (incorporated herein by reference to Appendix A to Mercury Systems, Inc.’s Definitive Proxy Statement filed with the Securities and Exchange Commission on August 30, 2013)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 24, 2013                    MERCURY SYSTEMS, INC.

By: /s/ Kevin M. Bisson
Kevin M. Bisson
Senior Vice President, Chief Financial Officer, and
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Mercury Systems, Inc. Executive Bonus Plan - Corporate Financial Performance (incorporated herein by reference to Appendix A to Mercury Systems, Inc.’s Definitive Proxy Statement filed with the Securities and Exchange Commission on August 30, 2013)